Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS STRONG START TO 2018

•                  Reported record 1Q sales of $379 million, up 9%

•                  Organic sales growth + 4%, foreign exchange + 5%

•                  Record 1Q operating margin of 11.6%; up 130 bps on GAAP basis, up 50 bps on an adjusted basis

•                  Record 1Q EPS of $0.82, up 30% on GAAP basis, up 26% on adjusted basis

North Andover, MA…May 3, 2018.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter of 2018.

“Strong top-line growth along with productivity initiatives, drove record first quarter sales, operating margin and EPS,” commented Chief Executive Officer Robert J. Pagano Jr.  “As anticipated, sales momentum from the second half of 2017 continued into the first quarter.  We strengthened our balance sheet by reducing net debt by $50 million as a result of cash repatriation.   Overall, the first quarter was in line with our expectations and puts us in a good position to achieve our 2018 outlook.”

Sales for the first quarter were $379 million, up 9% as compared to the same period last year.  First quarter net income per diluted share (EPS) on both a GAAP and adjusted basis was $0.82, as compared to $0.63 on a GAAP basis and $0.65 on an adjusted basis for the prior-year period.  EPS for the first quarter improved due to volume, productivity, a lower effective tax rate and favorable foreign exchange.   A summary of first quarter results is as follows:

	First Quarter Earnings Summary
(In millions, except per share information)	2018	2017	% Change

Sales	$378.5	$347.2	9.0%

Net income	28.2	21.7	30.0%

Diluted earnings per share	$0.82	$0.63	30.2%

Special items (1)	—	0.02

Adjusted earnings per share (1)	$0.82	$0.65	26.2%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

First Quarter Highlights

•                  Organic sales were up 4% compared to the first quarter last year; adjusted operating margin increased 50 basis points.  Regionally:

•                  Americas: Organic sales increased 5% with broad growth in plumbing, drains, boiler and water quality products.  Adjusted operating margin increased 40 basis points, as benefits from higher volume, pricing and productivity were partially offset by unfavorable product mix, growth investments and increased commodity and transportation costs.

•                  Europe: Organic sales were up 2% driven by continued strength in our drains business.  Adjusted operating margin expanded 10 basis points driven by increased volume and productivity, offset in part by unfavorable product mix, higher commodity costs and incremental investments.

•                  APMEA: Organic sales increased 3%, which included a 5% headwind for planned product rationalization. Our product rationalization efforts represent the exit of low-margin, non-core products. Stronger sales in Korea, New Zealand, the Middle East, and China’s commercial valves offset continued softness in China’s heating market.  Adjusted operating margin increased 200 basis points, driven by volume and favorable product mix.

•                  For the first quarter of 2018, operating cash outflow was $26 million and net capital expenditures were $7 million, resulting in free cash outflow of $33 million.  In the comparable period last year, operating cash outflow was $9 million, net capital expenditures were $6 million and free cash outflow was $15 million. Free cash outflow increased primarily due to incremental working capital outlays.  The first quarter is a seasonally slow cash flow period and we expect continued improvement in free cash flow as the year progresses.

•                  The Company repatriated $71 million in cash during the first quarter, of which $60 million was used to reduce outstanding revolving debt.

•                  The Company repurchased approximately 80,000 shares of Class A common stock at a cost of $6.2 million during the first quarter.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2018 results on Friday, May 4, 2018, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com.  Following the webcast, an archived version of the call will be available at the same address until May 4, 2019.

The Company’s 2018 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 16, 2018 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our long-term growth strategy and our 2018 outlook, including free cash flow improvements.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the final impact of the 2017 Tax Act; the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 1,	April 2,
	2018	2017
Net sales	$378.5	347.2
Cost of goods sold	221.8	203.4
GROSS PROFIT	156.7	143.8
Selling, general and administrative expenses	112.8	107.6
Restructuring	—	0.5
OPERATING INCOME	43.9	35.7
Other (income) expense:
Interest income	(0.4)	(0.2)
Interest expense	4.3	4.8
Other expense, net	0.7	0.3
Total other expense	4.6	4.9
INCOME BEFORE INCOME TAXES	39.3	30.8
Provision for income taxes	11.1	9.1
NET INCOME	$28.2	$21.7

BASIC EPS
NET INCOME PER SHARE	$0.82	0.63
Weighted average number of shares	34.3	34.4

DILUTED EPS
NET INCOME PER SHARE	$0.82	0.63
Weighted average number of shares	34.4	34.5
Dividends declared per share	$0.19	$0.18

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	April 1,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$184.7	$280.2
Trade accounts receivable, less allowance for doubtful accounts of $15.4 million at April 1, 2018 and $14.3 million at December 31, 2017	233.1	216.1
Inventories, net:
Raw materials	92.1	81.8
Work in process	19.8	17.5
Finished goods	169.9	159.8
Total Inventories	281.8	259.1
Prepaid expenses and other current assets	29.5	26.7
Assets held for sale	1.5	1.5
Total Current Assets	730.6	783.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	538.9	525.8
Accumulated depreciation	(337.8)	(327.3)
Property, plant and equipment, net	201.1	198.5
OTHER ASSETS:
Goodwill	554.2	550.5
Intangible assets, net	180.9	185.2
Deferred income taxes	2.6	1.6
Other, net	19.1	17.1
TOTAL ASSETS	$1,688.5	$1,736.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$113.1	$123.8
Accrued expenses and other liabilities	122.3	125.8
Accrued compensation and benefits	47.1	55.3
Current portion of long-term debt	22.5	22.5
Total Current Liabilities	305.0	327.4
LONG-TERM DEBT, NET OF CURRENT PORTION	424.1	474.6
DEFERRED INCOME TAXES	53.7	55.2
OTHER NONCURRENT LIABILITIES	49.9	50.3

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,852,496 shares at April 1, 2018 and 27,724,192 shares at December 31, 2017	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,329,290 shares at April 1, 2018 and 6,379,290 at December 31, 2017	0.6	0.6
Additional paid-in capital	555.4	551.8
Retained earnings	383.6	372.9
Accumulated other comprehensive loss	(86.6)	(99.1)
Total Stockholders’ Equity	855.8	829.0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,688.5	$1,736.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 1,	April 2,
	2018	2017
OPERATING ACTIVITIES
Net income	$28.2	$21.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	7.1	6.6
Amortization of intangibles	5.6	5.5
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	—	0.4
Stock-based compensation	2.7	2.9
Deferred income tax	(4.4)	5.3
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(13.9)	(12.5)
Inventories	(19.7)	(14.3)
Prepaid expenses and other assets	(1.6)	(2.7)
Accounts payable, accrued expenses and other liabilities	(30.1)	(22.0)
Net cash used in operating activities	(26.1)	(9.1)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(7.3)	(5.8)
Net proceeds from the sale of assets, and other	—	1.9
Business acquisitions, net of cash acquired and other	(1.5)	0.1
Net cash used in investing activities	(8.8)	(3.8)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	20.0	10.0
Payments of long-term debt	(70.6)	(38.9)
Payment of capital leases and other	(0.4)	(3.3)
Proceeds from share transactions under employee stock plans	—	0.3
Payments to repurchase common stock	(6.2)	(4.4)
Dividends	(6.7)	(6.2)
Net cash used in financing activities	(63.9)	(42.5)
Effect of exchange rate changes on cash and cash equivalents	3.3	4.0
DECREASE IN CASH AND CASH EQUIVALENTS	(95.5)	(51.4)
Cash and cash equivalents at beginning of year	280.2	338.4
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$184.7	$287.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	April 1, 2018	April 2, 2017

Americas	$241.1	$228.7
Europe	123.0	104.9
APMEA	14.4	13.6
Total	$378.5	$347.2

Operating Income (Loss)

	First Quarter Ended
	April 1, 2018	April 2, 2017

Americas	$36.4	$31.1
Europe	14.9	12.4
APMEA	1.4	1.0
Corporate	(8.8)	(8.8)
Total	$43.9	$35.7

Intersegment Sales

	First Quarter Ended
	April 1, 2018	April 2, 2017

Americas	$2.6	$2.8
Europe	3.4	3.9
APMEA	16.7	19.6
Total	$22.7	$26.3

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash outflow, net debt to capitalization ratio, the cash conversion rate of free cash outflow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and gains recognized in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, and the related income tax impacts on these items, and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash outflow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash outflow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash outflow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	April 1,	April 2,
	2018	2017

Net sales	$378.5	$347.2

Operating income - as reported	$43.9	$35.7
Operating margin %	11.6%	10.3%

Adjustments for special items:
Acquisition costs	—	0.2

Restructuring	—	0.5

Americas, APMEA & Europe transformation costs	—	2.0

Total adjustments for special items	$—	$2.7

Operating income - as adjusted	$43.9	$38.4
Adjusted operating margin %	11.6%	11.1%

Net income - as reported	$28.2	$21.7

Adjustments for special items - tax affected:
Acquisition costs	—	0.1

Restructuring	—	0.4

Americas, APMEA & Europe transformation costs	—	1.3

Tax adjustments	—	(1.2)

Total Adjustments for special items - tax affected	$—	$0.6

Net income - as adjusted	$28.2	$22.3

Diluted earnings per share - as reported	$0.82	0.63
Adjustments for special items	—	0.02
Diluted earnings per share - as adjusted	$0.82	$0.65

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	April 1, 2018					April 2, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$241.1	123.0	14.4	—	378.5	$228.7	104.9	13.6	—	347.2

Operating income (loss) - as reported	$36.4	14.9	1.4	(8.8)	43.9	$31.1	12.4	1.0	(8.8)	35.7
Operating margin %	15.1%	12.1%	9.4%		11.6%	13.6%	11.8%	7.4%		10.3%

Adjustments for special items	$—	—	—	—	—	$2.5	0.2	—	—	2.7

Operating income (loss) — as adjusted	$36.4	14.9	1.4	(8.8)	43.9	$33.6	12.6	1.0	(8.8)	38.4
Adjusted operating margin %	15.1%	12.1%	9.4%		11.6%	14.7%	12.0%	7.4%		11.1%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	First Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales April 1, 2018	$241.1	$123.0	$14.4	$378.5
Reported net sales April 2, 2017	228.7	104.9	13.6	347.2
Dollar change	$12.4	$18.1	$0.8	$31.3
Net sales % increase	5.4%	17.3%	5.9%	9.0%
Increase due to foreign exchange	-0.3%	-15.2%	-3.3%	-4.9%
Organic sales increase	5.1%	2.1%	2.6%	4.1%

TABLE 4

RECONCILIATION OF NET CASH USED IN OPERATIONS TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 1,	April 2,
	2018	2017

Net cash used in operations - as reported	$(26.1)	$(9.1)
Less: additions to property, plant, and equipment	(7.3)	(5.8)
Free cash outflow	$(33.4)	$(14.9)

Net income - as reported	$28.2	$21.7

Cash conversion rate of free cash outflow to net income	-118.4%	-68.7%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	April 1,	December 31,
	2018	2017

Current portion of long-term debt	$22.5	$22.5
Plus: Long-term debt, net of current portion	424.1	474.6
Less: Cash and cash equivalents	(184.7)	(280.2)
Net debt	$261.9	$216.9

Net debt	$261.9	$216.9
Plus: Total stockholders’ equity	855.8	829.0
Capitalization	$1,117.7	$1,045.9

Net debt to capitalization ratio	23.4%	20.7%